UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ANNOVIS BIO, INC.
(Exact name of registrant as specified in its charter)

Delaware	26-2540421
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1055 Westlakes Drive, Suite 300 Berwyn, PA 19312	19312
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.0001 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act: None.

EXPLANATORY NOTE

Annovis Bio, Inc., a Delaware corporation (the “Registrant”) is filing this registration statement on Form 8-A with the U.S. Securities and Exchange Commission (the “SEC”), in connection with the registration pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) of its common stock, par value $0.0001 per share (“Common Stock”), in connection with the transfer of the listing of the Registrant’s Common Stock from the NYSE American LLC, where it is presently listed, to the New York Stock Exchange. The Registrant’s Common Stock was previously registered pursuant to Section 12(b) of the Exchange Act by the registration statement on Form 8-A, filed with the SEC on January 28, 2020 (File No. 001-39202).

Item 1. Description of Registrant’s Securities to be Registered.

The Registrant hereby incorporates by reference the description of its common stock, par value $0.0001 per share, to be registered hereunder contained under the heading “Description of Our Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-232529), as initially filed publicly with the Securities and Exchange Commission (the "Commission") on July 3, 2019, as amended from time to time (the “Registration Statement”). In addition, all of the above-referenced descriptions included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 17, 2021	ANNOVIS BIO, INC.

	By:	/s/ Jeffrey McGroarty
Name: Jeffrey McGroarty
Title: Chief Financial Officer